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                                                                    Exhibit 23.2

               [Letterhead of Shatswell, MacLeod & Company, P.C.]

                          CERTIFIED PUBLIC ACCOUNTANTS

                                 83 PINE STREET
                     WEST PEABODY, MASSACHUSETTS 01980-3635
                            TELEPHONE (978)535-0206
                            FACSIMILE (978)535-9808

                   Consent of Independent Public Accountants

The Board of Directors
Enfield Federal Savings and Loan Association

We consent to the use of our report dated June 7, 2001, except for Note 16, as to which the date is November 13, 2001, relating to the financial statements of Enfield Federal Savings and Loan Association, including the summary or quotation of such report, in the Pre-Effective Amendment Number 1 to the Registration Statement on Form SB-2 filed by New England Bancshares, Inc. and the Pre-Effective Amendment Number 1 to the Notice of Mutual Holding Company Reorganization on Form MHC-1 and the Pre-Effective Amendment Number 1 to the Application for Approval of a Minority Stock Issuance on Form MHC-2 filed by Enfield Federal Savings and Loan Association and to the reference to our firm under the heading "Experts" in the Prospectus.

                                          /s/ Shatswell, MacLeod & Company, P.C.
                                              SHATSWELL, MACLEOD & Company, P.C

West Peabody, Massachusetts
March 20, 2002.